UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2017

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2017, the Board of Directors of Neiman Marcus Group, Inc. (“Parent”), the sole member of Mariposa Intermediate Holdings LLC (“Holdings”), which in turn is the sole member of the registrant, Neiman Marcus Group LTD LLC (the “Company”), elected Graeme M. Eadie as a member of the Board of Directors of Parent (the “Parent Board”).  Mr. Eadie was also appointed to the Compensation Committee (the “Compensation Committee”) of the Parent Board.  Mr. Eadie is a Senior Managing Director and the Global Head of Real Estate Assets of CPP Investment Board.  Mr. Eadie replaced Shane D. Feeney, who has resigned as a director from Parent and as a member of the Compensation Committee effective as of May 9, 2017.  Mr. Feeney’s resignation was not the result of any disagreement with Parent, Holdings or the Company on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: May 12, 2017	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President, General Counsel and Corporate Secretary